ALLIANCE MUNICIPAL TRUST

                Certificate of Designation

         The undersigned, being the Secretary of Alliance Municipal Trust (formerly Alliance Tax-Exempt Reserves), a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred on the Trustees of the Trust by Section 6.1 of the Declaration of Trust dated April 16, 1985 (the "Original Declaration," and as from time to time amended, the "Declaration"), at a meeting of the Trustees duly called and held on June 5, 2000, the following resolution was adopted by the affirmative vote of a majority of the Trustees, to establish a new Portfolio of assets of the Trust, designated as the "Alliance Municipal Trust Pennsylvania Portfolio," and to designate a series of the shares of the Trust representing the beneficial interest in such Portfolio, called the "Alliance Municipal Trust Pennsylvania Portfolio Series," and the powers, designations and preferences, and relative, participating, optional and other rights thereof, and the qualifications, limitations and restrictions thereof:

RESOLVED:   That there is hereby established and designated
            the Alliance Municipal Trust Pennsylvania
            Portfolio as a portfolio of the Trust (the
            "Alliance Municipal Trust Pennsylvania
            Portfolio"). The beneficial interest in the Alliance Municipal Trust Pennsylvania Portfolio shall be divided into a Series of Shares called the Alliance Municipal Trust Pennsylvania
            Portfolio Series.  The Shares of the Alliance
            Municipal Trust Pennsylvania Portfolio Series shall represent interests only in the Alliance
            Municipal Trust Pennsylvania Portfolio, and an unlimited number of Shares of the Series may be issued.

                 (a)  Amendment, etc.  Subject to the
            provisions and limitations of Section 9.3 of the Declaration of Trust and applicable law, this Certificate of Designation may be amended by a written instrument signed by a majority of the Trustees (or by an officer of the Trust pursuant to the vote of a majority of the Trustees), provided, that, if any amendment would adversely affect the rights of the holders of Shares of





                            -2-


            the Alliance Municipal Trust Pennsylvania
            Portfolio Series, such amendment may be adopted by the Trustees only if they have been authorized to do so by the vote in accordance with Section 7.1 of the Declaration of Trust of the holders of a majority of all the Shares of such Series.

                 (b)  Declaration to Control.  Except as
            otherwise provided herein, the rights and obligations of the holders of Shares of the Alliance Municipal Trust Pennsylvania Portfolio
            Series shall be governed by the provisions of the Declaration.

                 (c)  Definitions Incorporated.  All
            capitalized terms used in this Certificate of Designation which are not defined herein are used with the same meanings as are assigned to those terms in the Declaration.

         The Trustees further direct that, upon the execution of this Certificate of Designation, the officers of the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts, and at any other place required by law or by the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned has set his hand this 13th day of June, 2000.


                                 /s/ Edmund P. Bergan, Jr.
                             Name:   Edmund P. Bergan, Jr.
                             Title:  Secretary





                            -3-


                      ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   :
COUNTY OF NEW YORK )  ss.                      June 13, 2000


         Then personally appeared the above named Edmund P.
Bergan, Jr., and acknowledged the foregoing instrument to be his free act and deed.


                                     /s/ Mary Ann Milley
                                      Notary public

[NOTARIAL SEAL]                   My commission expires 1/6/02



































00250433.AA6